UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2011
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Pebblebrook Hotel Trust (the “Company”) on March 28, 2011 announcing the Company’s entry into an agreement to acquire an upscale, full-service hotel in the San Diego region for $110.0 million, The Westin Gaslamp Quarter, San Diego, to include the historical financial statements and pro forma financial information that will be required by Items 9.01(a) and (b) if the acquisition is consummated.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The Westin Gaslamp Quarter, San Diego — probable acquisition
Independent Auditors’ Report
Balance Sheets as of December 31, 2010 and 2009
Statements of Operations for the years ended December 31, 2010 and 2009
Statements of Owner’s Equity in Hotel for the years ended December 31, 2010 and 2009
Statements of Cash Flows for the years ended December 31, 2010 and 2009
Notes to Financial Statements
(b) Pro forma financial information.
Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010
(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Purchase and Sale Agreement by and between Starwood CMBS I, LLC, as seller, and Bruins Owner LLC, as purchaser, dated as of March 22, 2011, for The Westin Gaslamp, San Diego

23.1	Consent of KPMG LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
March 31, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President,Chief Financial Officer, Treasurer and Secretary

Independent Auditors’ Report
The Manager
The Westin Gaslamp Quarter, San Diego:
We have audited the accompanying balance sheets of the Westin Gaslamp Quarter, San Diego Hotel (the “Hotel”) as of December 31, 2010 and 2009, and the related statements of operations, owner’s equity in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Westin Gaslamp Quarter, San Diego Hotel as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP
McLean, Virginia
March 31, 2011

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Balance Sheets

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$367,651	$263,754
Accounts receivable, net	810,836	1,373,425
Inventory	353,380	341,295
Prepaid expenses	290,234	291,481

Total current assets	1,822,101	2,269,955

Property and equipment:
Land	6,500,000	6,500,000
Building and improvements	101,766,639	99,353,125
Furniture, fixtures, and equipment	18,011,074	13,901,664

	126,277,713	119,754,789
Accumulated depreciation	(44,398,105)	(40,754,569)

Total property and equipment, net	81,879,608	79,000,220

Total assets	$83,701,709	$81,270,175

Liabilities and Owner’s Equity in Hotel
Current liabilities:
Accounts payable	$366,664	$450,781
Accrued expenses	1,154,561	793,185
Advance deposits	818,753	620,608
Other liabilities	162,111	140,866

Total current liabilities	2,502,089	2,005,440
Owner’s Equity in Hotel	81,199,620	79,264,735

Total liabilities and owner’s equity in Hotel	$83,701,709	$81,270,175

See accompanying notes to financial statements.

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Statements of Operations

	Year Ended December 31,
	2010	2009
Revenue:
Room	$18,508,974	$18,749,358
Food and beverage	7,134,005	7,183,489
Other	2,033,367	2,278,766

Total revenues	27,676,346	28,211,613
Operating expenses:
Room	4,461,245	4,317,477
Food and beverage	5,037,109	5,094,441
General and administrative	2,456,198	2,369,795
Depreciation and amortization	3,643,536	3,804,165
Repairs and maintenance	889,461	822,802
Utilities	1,088,890	1,177,213
Marketing and advertising	2,393,901	2,066,652
Property taxes and insurance	1,261,957	1,335,253
Other	831,854	872,172

Total operating expenses	22,064,151	21,859,970

Net income	$5,612,195	$6,351,643

See accompanying notes to financial statements.

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Statements of Owner’s Equity in Hotel

Balance at December 31, 2008	$82,643,372
Net distributions to owner	(9,730,280)
Net income	6,351,643

Balance at December 31, 2009	79,264,735
Net distributions to owner	(3,677,310)
Net income	5,612,195

Balance at December 31, 2010	$81,199,620

See accompanying notes to financial statements.

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Statements of Cash Flows

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$5,612,195	$6,351,643
Adjustments to reconcile net income to net cash provided operating activities:
Depreciation and amortization	3,643,536	3,804,165
Changes in operating assets and liabilities:
Accounts receivable, net	562,589	17,352
Inventory	(12,085)	16,723
Prepaid expenses	1,247	(9,325)
Accounts payable	(84,117)	72,964
Advance deposits	198,145	(305,496)
Accrued expenses and other liabilities	382,621	33,874

Net cash provided by operating activities	10,304,131	9,981,900

Net cash used in financing activities — distributions to owner of Hotel	(10,200,234)	(9,868,702)

Net change in cash and cash equivalents	103,897	113,198
Cash and cash equivalents:
Beginning of period	263,754	150,556

End of period	$367,651	$263,754

Supplemental disclosure of cash flow information — investing and financing activities:
Property improvements paid on behalf of Hotel by owner	$6,522,924	$138,422
See accompanying notes to financial statements.

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
(1)	Description of Business

The Westin Gaslamp Quarter, San Diego Hotel (the Hotel), is a full service 450-room hotel located at 910 Broadway Circle, San Diego, California. The Hotel is owned by Starwood CMBS I, LLC (CMBS I), a Delaware limited liability company.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

On March 22, 2011, Pebblebrook Hotel Trust (Pebblebrook) executed a purchase and sale agreement to acquire the Hotel for cash consideration of approximately $110 million. In addition, the Hotel is currently undergoing a renovation project. Pebblebrook expects to reimburse the seller for approximately $13 million in renovation costs paid by seller. Total aggregate purchase consideration is expected to be approximately $123 million. The transaction is expected to close in April 2011.

The Hotel is managed by an affiliate of CMBS I. No intercompany management agreement is in place and no management fees have been charged to the Hotel.
(2)	Summary of Accounting Policies
(a)	Cash and Cash Equivalents

The Hotel considers all liquid temporary cash investments with maturities of three months or less at the date of purchase to be cash and cash equivalents.

(b)	Property and Equipment

Building and improvements, fixtures, furniture, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation and amortization are computed on the straight-line basis over the following estimated useful lives:

Building and improvements	5 — 40 years
Furniture, fixtures and equipment	3 — 10 years
(c)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.

(d)	Accounts Receivable

Accounts receivable, which primarily represent amounts due from Hotel guests, are presented net of allowances, which were not material at December 31, 2010 or 2009.

WESTIN GASLAMP QUARTER, SAN DIEGO HOTEL
Notes to Financial Statements
December 31, 2010 and 2009
(e)	Impairment of Long-Lived Assets

The Hotel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recognized in either period presented.

(f)	Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred. The Hotel incurred marketing and advertising costs of $2,393,901 and $2,066,652 for the years ended December 31, 2010 and 2009, respectively.

(g)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited liability company and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.
(3)	Subsequent Events

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through March 31, 2011, the date the financial statements were available to be issued. See note 1 for disclosure.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST
Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs. On July 28, 2010, the Company completed a secondary offering of 19,550,000 common shares, including the underwriters’ overallotment of 2,550,000 common shares, at an offering price of $17.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $318.3 million. On March 11, 2011, the Company completed a secondary offering of 5,000,000 7.875% Series A Cumulative Redeemable Preferred Shares at an offering price of $25.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $121.1 million.
On February 16, 2011, the Company, through a subsidiary, acquired the Argonaut Hotel San Francisco for a purchase price of $84 million, including assumption of $42 million of debt, plus closing costs and net working capital.
On March 22, 2011, the Company, through a subsidiary, entered into an agreement to acquire The Westin Gaslamp Quarter, San Diego for $110 million, plus closing costs and net working capital. The Company expects the closing of the purchase of The Westin Gaslamp Quarter, San Diego to occur on or before April 6, 2011, however, because the acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period or at all. The Company expects to fund the acquisition with available cash.
The unaudited pro forma consolidated balance sheet as of December 31, 2010 is presented as if the acquisition of the Argonaut Hotel San Francisco and the probable acquisition of The Westin Gaslamp Quarter, San Diego occurred on December 31, 2010. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 is presented as if the acquisition of the Argonaut Hotel San Francisco and the probable acquisition of The Westin Gaslamp Quarter, San Diego and the seven material acquisitions in 2010 all, had been completed on January 1, 2010.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods. The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the acquisition of the Argonaut Hotel San Francisco and the probable acquisition of The Westin Gaslamp Quarter, San Diego. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2010
(in thousands, except share and per-share data)

	Historical		Probable Acquisition of
	Pebblebrook Hotel	Acquisition of Argonaut Hotel	The Westin Gaslamp	Pro Forma Pebblebrook
	Trust	San Francisco (1)	Quarter, San Diego (2)	Hotel Trust
ASSETS
Investment in hotel properties, net	$599,714	$83,739	$123,000	$806,453
Ground lease asset	10,721	—		10,721
Cash and cash equivalents	221,543	(43,295)	(123,420)	54,828
Restricted cash	3,664	—		3,664
Accounts receivable, net	3,924	127		4,051
Deferred financing costs, net	2,718	—		2,718
Prepaid expenses and other assets	13,231	872		14,103

Total assets	$855,515	$41,443	$(420)	$896,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Senior secured credit facility	$—	$—	$—	$—
Mortgage debt	143,570	42,000	—	185,570
Accounts payable and accrued expenses	15,799	390	—	16,189
Advance deposits	2,482	153	—	2,635
Accrued interest	304	—	—	304
Distribution payable	4,908	—	—	4,908

Total liabilities	167,063	42,543	—	209,606
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—	—
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized; 39,814,760 shares issued and outstanding	398	—	—	398
Additional paid-in capital	698,100	—	—	698,100
Accumulated deficit and distributions	(11,586)	(1,100)	(420)	(13,106)

Total shareholders’ equity	686,912	(1,100)	(420)	685,392

Non-controlling interest	1,540	—	—	1,540
Total equity	688,452	(1,100)	(420)	686,932

Total liabilities and equity	$855,515	$41,443	$(420)	$896,538

Footnotes:

(1)	Reflects the acquisition of the Argonaut Hotel San Francisco as if it had occurred on December 31, 2010 for $83,739. The acquisition was funded with a combination of available cash and the assumption of existing debt of $42,000. The pro forma adjustment reflects the following estimates: Purchase of land, building, and furniture, fixtures and equipment of $83,739; Assumption of existing mortgage debt of $42,000; Cash paid of $1,100 for hotel acquisition costs; and Net working capital of $456.

(2)	Reflects the probable acquisition of The Westin Gaslamp Quarter, San Diego as of it had occurred on December 31, 2010 for $110,000. The property is currently undergoing a renovation project, the Company also expects to reimburse the seller for approximately $13,000 for renovation costs incurred and paid by the seller through the date of closing. Subsequent to the closing, Pebblebrook will fund all remaining renovation costs. The acquisition, if consummated, will be funded with available cash. The pro forma adjustment reflects the following estimates: Purchase of land, building, and furniture, fixtures, and equipment of $123,000 and estimated hotel acquisition costs of $420.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the twelve months ended December 31, 2010
(in thousands, except share and per-share data)

		Completed Material Acquisitions											Probable Acquisition
	Historical Pebblebrook Hotel Trust	Acquisition of DoubleTree by Hilton Bethesda- Washington DC Hotel(1)	Acquisition of Sir Francis Drake Hotel(2)	Acquisition of InterContinental Buckhead Hotel (3)	Acquisition of Hotel Monaco Washington DC (4)	Acquisition of Skamania Lodge (5)	Acquisition of Sheraton Delfina Santa Monica Hotel (6)	Acquisition of Sofitel Philadelphia Hotel (7)	Acquisition of Argonaut Hotel San Francisco (8)	ProForma Adjustments		Pro Forma Pebblebrook Hotel Trust before probable acquisition	Acquisition of The Westin Gaslamp Quarter, San Diego (16)	Pro Forma Adjustments		Pro Forma Pebblebrook Hotel Trust
REVENUE
Room	$32,804	$4,404	$7,184	$8,639	$9,021	$6,919	$15,348	$13,007	$14,777	$—		$112,103	18,509	$—		$130,612
Food and beverage	21,984	1,593	6,639	6,709	4,618	8,028	3,331	5,298	4,849	—		63,049	7,134	—		70,183
Other operating department	2,973	233	1,039	1,029	425	2,211	1,156	1,066	918	—		11,050	2,033	—		13,083

Total revenues	57,761	6,230	14,862	16,377	14,064	17,158	19,835	19,371	20,544	—		186,202	27,676	—		213,878

EXPENSES
Hotel operating expenses:
Room	9,718	854	3,320	2,552	2,304	1,714	3,518	3,902	4,296	11	(9)	32,189	4,461	—		36,650
Food and beverage	15,113	1,122	5,144	4,101	3,330	5,258	3,015	4,471	3,370	—		44,924	5,037	—		49,961
Other direct expenses	1,288	150	557	304	304	1,280	679	884	408	—		5,854	832	—		6,686
Other indirect expenses	16,724	2,162	4,437	3,624	4,261	3,985	6,858	5,208	4,820	451	(9)	52,530	6,828	554	(9)	59,912

Total hotel operating expenses	42,843	4,288	13,458	10,581	10,199	12,237	14,070	14,465	12,894	462		135,497	17,158	554		153,209

Depreciation and amortization	5,776	—	—	1,988	491	—	—	—	1,124	9,308	(10)	18,687	3,644	(169	)(10)	22,162
Real estate taxes, personal property taxes & insurance	2,220	225	752	783	284	526	838	857	1,115			7,600	1,262	—		8,862
Ground rent	124	—	—	—	212	—	—	—	1,393	340	(11)	2,069	—	—		2,069
General and administrative	8,319	—	—	—	—	—	—	—	—			8,319	—	—		8,319
Acquisition transaction costs	6,581	—	—	—	—	—	—	—	—	1,100	(12)	7,681	—	420	(12)	8,101

Total operating expenses	65,863	4,513	14,210	13,352	11,186	12,763	14,908	15,322	16,526	11,210		179,853	22,064	805		202,722

Operating income (loss)	(8,102)	1,717	652	3,025	2,878	4,395	4,927	4,049	4,018	(11,210)		6,349	5,612	(805)		11,156
Interest income	3,020	—	—	—	—	—	—	—	—	(3,020	)(13)	—	—			—
Interest expense	(1,640)	—	(805)	—	(1,430)	—	—	—	(2,449)	103	(14)	(6,221)	—	—		(6,221)
Other income	—	—	—	—	—		—	—	—			—	—	—		—

Income (loss) before income taxes	(6,722)	1,717	(153)	3,025	1,448	4,395	4,927	4,049	1,569	(14,127)		128	5,612	(805)		4,935

Income tax benefit (expense)	80	—	—	—	—	—	—	—	—	(1,028	)(15)	(948)	—	(221	)(15)	(1,169)

Net income (loss)	$(6,642)	$1,717	$(153)	$3,025	$1,448	$4,395	$4,927	$4,049	$1,569	$(15,155)		$(820)	$5,612	$(1,026)		$3,766

(Loss) income per common share, basic and diluted	$(0.23)															$0.09

Weighted average number of common shares, basic and diluted	28,669,851														(17)	39,810,590

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the DoubleTree by Hilton Bethesda-Washington DC Hotel from January 1, 2010 through the date of acquisition.

(2)	Reflects the historical unaudited statement of operations of the Sir Francis Drake Hotel from January 1, 2010 through the date of acquistion.

(3)	Reflects the historical unaudited statement of operations of the InterContinental Buckhead Hotel from January 1, 2010 through the date of acquisition.

(4)	Reflects the historical unaudited statement of operations of the Hotel Monaco Washington DC from January 1, 2010 through the date of acquisition.

(5)	Reflects the historical unaudited statement of operations of the Skamania Lodge from January 1, 2010 through the date of acquisition.

(6)	Reflects the historical unaudited statement of operations of the Sheraton Delfina Santa Monica Hotel from January 1, 2010 through the date of acquisition.

(7)	Reflects the historical unaudited statement of operations of the Sofitel Philadelphia Hotel from January 1, 2010 through the date of acquisition.

(8)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco for the year ended December 31, 2010.

(9)	Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel and The Westin Gaslamp Quarter, San Diego as no such fees or costs are included in the historical amounts presented because these hotels were previously self managed.

(10)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(11)	Reflects adjustment to include additional ground rent expense and amortize the ground lease intangible asset associated with the Hotel Monaco Washington DC.

(12)	Reflects acquisition costs for the acquisitions of the Argonaut Hotel San Francisco and The Westin Gaslamp Quarter, San Diego.

(13)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the completed acquisitions and the probable acquisition.

(14)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisition of the Sir Francis Drake Hotel and adjustment to include interest expense for the Sofitel Philadelphia Hotel where we assumed the debt .

(15)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The Company’s REIT subsidiary’s pro forma pre-tax net income was $2,923 for the year ended December 31, 2010. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(16)	Reflects the historical audited statement of operations of The Westin Gaslamp Quarter, San Diego for the year ended December 31, 2010.

(17)	Reflects number of common shares issued and outstanding as if the Company’s secondary offering which occurred in July 2010 had occurred on January 1, 2010.

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Purchase and Sale Agreement by and between Starwood CMBS I, LLC, as seller, and Bruins Owner LLC, as purchaser, dated as of March 22, 2011, for The Westin Gaslamp, San Diego

23.1	Consent of KPMG LLP